Schedule 14A Information
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [ ]

Check the Appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           NaPro BioTherapeutics, Inc.
                (Name of Registrant as Specified in Its Charter)


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                computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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       Act Rule 0-11(a)(2) and identify the filing for which the offsetting
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       statement number, or the form or Schedule and the date of its filing.
       1)  Amount Previously Paid:
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       4)  Date Filed:

                           NAPRO BIOTHERAPEUTICS, INC.
                             6304 Spine Road, Unit A
                             Boulder, Colorado 80301
                       -----------------------------------

                    Notice of Annual Meeting of Stockholders
                         to be held on October 28, 1999
                       -----------------------------------

To the stockholders of NaPro BioTherapeutics, inc.

Notice is hereby given that the Annual Meeting of Stockholders of NaPro BioTherapeutics, Inc. ("NaPro" or the "Company"), a Delaware corporation, will be held on October 28, 1999, at 9:00 A.M. at the conference center at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado, for the following purposes:

         1. To elect one Class III director to serve until the 2002 Annual Meeting of Stockholders;

         2. To approve amendments to NaPro's 1994 Long-Term Performance Incentive Plan increasing the number of shares of Common Stock issuable thereunder;

         3. To ratify the selection by the Board of Directors of Ernst & Young LLP as NaPro's independent auditors for the year ending December 31, 1999; and

         4. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Board of Directors has fixed the close of business on September 7, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE ENCOURAGED TO MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A postage prepaid envelope is enclosed for that purpose.

Any stockholder attending the meeting may vote in person even if that stockholder has returned a proxy.

                            By Order of the Board of Directors

                            Patricia A. Pilia, Ph.D.
                            Secretary

Boulder, Colorado
September 20, 1999

                           NAPRO BIOTHERAPEUTICS, INC.
                             6304 Spine Road, Unit A
                             Boulder, Colorado 80301

                                 Proxy Statement

General

The enclosed proxy is solicited by the Board of Directors of NaPro BioTherapeutics, Inc. (the "Company" or "NaPro") for use at the Annual Meeting of Stockholders to be held on October 28, 1999, at 9:00 A.M. at the conference center at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado, or at any adjournment or postponement of that meeting, for the purposes set forth in the foregoing Notice of Annual Meeting. This Proxy Statement is being furnished to holders of NaPro's voting common stock, $0.0075 par value per share ("Common Stock"), as of September 7, 1999. The cost of solicitation of proxies will be paid by NaPro. Copies of solicitation material will be furnished to brokers, fiduciaries, and custodians to forward to beneficial owners of Common Stock held in their names. NaPro will reimburse brokers and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. This Proxy Statement and accompanying proxy will be mailed on or about September 20, 1999 to all stockholders entitled to vote at the meeting. Unless the context otherwise requires, the terms "Company" and "NaPro" include NaPro and each of its subsidiaries.

Annual Report

The Annual Report to Stockholders covering the year ended December 31, 1998 including audited financial statements is enclosed. This Annual Report to Stockholders does not form any part of the material for the solicitation of proxies.

Stockholder Proposals

The Company intends to have its 2000 Annual Meeting of Stockholders in June. Proposals by stockholders that are intended to be presented at that meeting must be received by NaPro's Secretary not later than February 29, 2000, in order to be included in the proxy statement and proxy relating to the 2000 Annual Meeting.

Voting Securities, Revocability of Proxy

Only stockholders of record at the close of business on September 7, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date September 7, 1999 there were 22,828,243 shares of Common Stock outstanding. Each such share is entitled to one vote, and there are no other classes of voting securities outstanding. Abstentions and broker votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. For proposal 1, directors are elected by a plurality of the votes cast at the annual meeting. Approval of Proposal 2 to amend NaPro's 1994 Long-Term Performance Incentive Plan (the "1994 Plan") and Proposal 3 to ratify the selection of Ernst & Young LLP as NaPro's independent auditors requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes will not be counted in determining whether Proposal 2 has been approved to the extent that brokers are not entitled to vote on the matter without instructions from beneficial holders.

Any stockholder giving a proxy has the power to revoke it any time before it is exercised. Proxies may be revoked by filing with NaPro's Secretary at NaPro's principal executive office, 6304 Spine Road, Unit A, Boulder, Colorado, 80301, a written notice of revocation, or a duly executed proxy bearing a later date. Proxies may also be revoked by attendance at the Annual Meeting and an election to vote in person.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of August 6, 1999 regarding ownership of the Common Stock by (1) persons believed by NaPro to be the beneficial owners of more than five percent of its outstanding Common Stock;
(2) by each director and nominee for director and by the officers of NaPro named in the Summary Compensation Table; and (3) by all current executive officers and directors of NaPro as a group. All addresses are care of: NaPro BioTherapeutics, Inc., 6304 Spine Road, Unit A, Boulder, CO 80301.


                                                    Number of
Name of Director, Officer or                        Shares of         Percent of
Beneficial Owner(1)                               Common Stock          Class
-------------------------------                   ------------         ------
Leonard Shaykin                                    780,145(2)          3.41%
Sterling K. Ainsworth                            1,177,125(3)          5.14%
Patricia A. Pilia                                  336,936(4)          1.47%
Gordon H. Link, Jr.                                 72,812(5)            *
James D. McChesney                                  32,142(6)            *
Arthur H. Hayes, Jr.                                40,000(7)            *
Mark B. Hacken                                      56,000(8)            *
Seth Rudnick                                         8,715(9)            *
Stanley Knowlton                                    79,500(10)           *
All Directors and Executive Officers as
a Group (10 persons)                             2,622,359(11)         11.30%

* Less than 1%.

(1) Unless otherwise noted, NaPro believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Includes 70,000 shares of Common Stock issuable upon exercise of options granted to Mr. Shaykin under the 1994 Plan.

(3) Includes 16,000 shares of Common Stock issuable upon exercise of non-plan options granted to Dr. Ainsworth in connection with the formation of NaPro in 1991; 58,000 shares of Common Stock issuable upon exercise of 1994 Plan options and 42,550 shares of Common Stock gifted by Dr. Ainsworth to relatives and certain other persons, which Dr. Ainsworth may be deemed to beneficially own by virtue of holding powers of attorney to vote and take certain other actions with respect to such shares. Does not include shares held by Dr. Pilia, who is engaged to be married to Dr. Ainsworth, and Dr. Ainsworth disclaims beneficial ownership of the shares of Common Stock beneficially owned by Dr. Pilia as well as of the gifted shares over which Dr. Ainsworth holds powers of attorney.

(4) Includes 34,000 shares of Common Stock issuable upon exercise of 1994 Plan options and 10,800 shares of Common Stock gifted by Dr. Pilia to relatives and certain other persons which Dr. Pilia may be deemed to beneficially own by virtue of holding powers of attorney to vote and take certain other actions with respect to such shares. Does not include shares held by Dr. Ainsworth. Dr. Pilia disclaims beneficial ownership of shares of Common Stock beneficially owned by Dr. Ainsworth and the gifted shares over which Dr. Pilia holds powers of attorney. See note (3) above.

(5) Includes 13,334 shares of Common Stock issuable upon the exercise of options granted to Mr. Link under NaPro's 1993 Stock Option Plan and 27,500 shares of Common Stock issuable upon the exercise of options granted to Mr. Link under the 1994 Plan.

(6) Includes 22,500 shares of Common Stock issuable upon exercise of options granted to Dr. McChesney under the 1994 Plan.

(7) Includes 40,000 shares of Common Stock issuable upon exercise of options granted to Dr. Hayes under the 1994 Plan.

(8) Includes 56,000 shares of Common Stock issuable upon exercise of options granted to Mr. Hacken under the 1994 Plan.

(9) Includes 8,715 shares of Common Stock issuable upon exercise of options granted to Dr. Rudnick under the 1994 Plan.

(10) Includes 5,000 shares of Common Stock held in a limited partnership, and 31,000 shares of Common Stock held by spouse.

(11) Includes an aggregate of 373,349 shares of Common Stock issuable upon exercise of outstanding stock options held by such persons.

                        Proposal 1: Election of Directors

NaPro's Board of Directors currently consists of seven members, namely: Leonard
P. Shaykin (Chairman); Sterling K. Ainsworth, Ph.D.; Patricia A. Pilia, Ph.D.; Arthur H. Hayes, Jr., M.D.; Mark B. Hacken; Stanley Knowlton; and Seth Rudnick, M.D. These directors are divided into three classes. Dr. Ainsworth and Mr. Hacken are Class III directors, with terms of office expiring at the 1999 Annual Meeting. Messrs. Shaykin and Knowlton and Dr. Hayes are Class I directors, with terms of office expiring at the 2000 Annual Meeting. Drs. Pilia and Rudnick are Class II directors, with terms of office expiring at the 2001 Annual Meeting. Mr. Hacken is not standing for reelection.

One Class III director will be elected at the 1999 Annual Meeting for a term expiring at the 2002 Annual Meeting. Dr. Ainsworth is nominated for this board seat. Dr. Ainsworth has agreed to serve if elected, and management has no reason to believe that the nominee will be unavailable for service. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the re-election of the nominee. If the nominee should become unavailable for election due to an unexpected occurrence, such shares will be voted for the election of a substitute nominee as the current Board of Directors may propose.

Information concerning the Nominee

Sterling K. Ainsworth, Ph.D., 57, a co-founder of NaPro, has served as an executive officer and director of NaPro since its inception, as Chief Executive Officer from November 1991 to August 1999, as President since October 1992, and as Vice Chairman of the Board and Chief Scientific Officer since August 1999. In 1990, he co-founded, with Dr. Pilia, Pacific Biotechnology, Inc. (a predecessor of NaPro) and served as Chairman and President of such company until NaPro's inception. From 1972 until 1990, Dr. Ainsworth held various levels of professorships of Pathology with tenure in the College of Medicine and Dental Medicine and Graduate Studies at the Medical University of South Carolina ("MUSC"), where he established, developed and directed MUSC's Immunopathology Diagnostic Laboratory. Dr. Ainsworth received a Bachelor's degree from the University of Mississippi in 1963. He received a Master's degree in Medical Microbiology in 1965 and a Doctoral degree in Medical Science in 1969 from the University of Mississippi Medical School. He completed his post-doctoral fellowship in the Department of Pathology at Harvard Medical School from 1970 to 1972. Dr. Ainsworth is engaged to marry Dr. Pilia, a director and officer of NaPro.

                 Management and the Board of Directors recommend
                             a Vote FOR the nominee

Directors Whose Terms Expire in 2000

Leonard P. Shaykin, 55, has served as Chairman of the Board since June 1993, and Chief Executive Officer since August 1999. In 1995, Mr. Shaykin founded Shaykin & Co., LLC, a private investment holding company. Prior to founding Shaykin & Co., Mr. Shaykin served as a founding and a managing partner in Adler & Shaykin, an equity investment partnership organized to sponsor leveraged buyouts from 1983 to 1994. Prior thereto, Mr. Shaykin was Vice President, director and a member of the Investment Committee of Citicorp Venture Capital, Ltd. and Citicorp Capital Investors, Inc., the venture capital and equity investment subsidiaries of Citicorp and Citibank. Mr. Shaykin is a director of the Jerusalem Post, an English-language offshore newspaper, a governing trustee of The Jackson Laboratories, a privately held genetic research institute, and a trustee of the University of Chicago Graduate School of Business. Mr. Shaykin is a graduate of the University of Chicago (B.A., M.A., M.B.A.).

Arthur H. Hayes, Jr., M.D., 65, was appointed a director of NaPro in March 1996. He is currently President and Chief Operating Officer of MediScience Associates, Inc., a pharmaceutical consulting company, and is a Professor of Medicine at New York Medical College and Pennsylvania State University College of Medicine. From 1981 to 1983, Dr. Hayes served as the Commissioner of the FDA. From 1986 to 1991, he was President and Chief Executive Officer of EM Pharmaceuticals, as well as a member of the board of directors. Dr. Hayes served as Provost & Dean at New York Medical College from 1983 to 1986, and served as the Director of the Institute of Human Values in Medical Ethics, International Health and Biomedical Sciences, the latter of which he also served as Chairman. Dr. Hayes has held several posts with Pennsylvania State University which included Professor of Medicine and Pharmacology from 1977 to 1981, Dean of Admissions from 1976 to 1979 and Associate Professor of Medicine and Pharmacology and Director of the Division of Clinical Pharmacology from 1972 to 1977. Dr. Hayes currently serves on the board of directors of Myriad Genetics, Inc. (a genomic research and pharmaceutical company), Celgene Corporation (a pharmaceutical company), and Premier Research Worldwide. Dr. Hayes' received his M.D. from Cornell University Medical College, and also attended Cornell's Graduate School of Medical Sciences, Department of Pharmacology. He undertook premedical studies, and attended medical school at Georgetown University. Dr. Hayes received his M.S. (Philosophy, Politics and Economics) from Oxford University, where he was a Rhodes Scholar, and his A.B. (Philosophy) from Santa Clara University in 1955.

Stanley Knowlton, 73, was appointed a director of NaPro in July 1998. He is currently Vice Chairman of Knowlton Brothers, Inc., a private investment company and a general partner of a number of limited partnerships investing in publicly-traded high-tech and healthcare companies, and has been at this position since 1994. Mr. Knowlton is a retired Marine Corps Colonel.

Directors Whose Terms Expire in 2001

Patricia A. Pilia, Ph.D., 50, a co-founder of NaPro, has served as a director of NaPro since its inception. She has served as Secretary of NaPro from November 1991 to the present, Treasurer of NaPro from October 1992 to the present, Vice President of BioResearch and Toxicology from March 1993 to the present, and Executive Vice President from October 1998 to the present. In 1990, she co-founded, with Dr. Ainsworth, Pacific Biotechnology, Inc. (a predecessor of NaPro) and served as its Vice President and Director of Biotechnology. From 1983 to 1991, Dr. Pilia was an Assistant Professor of Pathology in the College of Medicine and Dental Medicine and the College of Graduate Studies at MUSC. Dr. Pilia served as the Assistant Director of the MUSC Immunopathology Diagnostic and Research Laboratories from 1985 to 1991. Since 1984 she has been a consultant to industry on the design and development of biomedical devices and treatment modalities and the design and performance of clinical trials. Dr. Pilia received a Bachelor's degree in 1970 from Boston University, a Master's degree in Immunology/Microbiology in 1978 and a Doctoral degree in Pathology in 1980 from MUSC. Dr. Pilia is engaged to marry Dr. Ainsworth, a director and the chief executive officer of NaPro.

Seth Rudnick, M.D., 50, was appointed a director of NaPro in October 1998. Dr. Rudnick is a medical consultant and a clinical professor of medicine at the University of North Carolina at Chapel Hill. From 1991 until 1997 he served as Chief Executive Officer of CytoTherapeutics, Incorporated, a company engaged in the development of cell- and gene-based therapeutics and he served as its Chairman of the Board from 1993 until 1998. From 1986 to 1991 Dr. Rudnick held a number of positions at R.W. Johnson Pharmaceutical Research Institute and Ortho Biotech, including Senior Vice President, Biotech Research and Development. Dr. Rudnick received his M.D. from the University of Virginia and his B.A. from the University of Pennsylvania.

Other Executive Officers

NaPro has the following executive officers in addition to those who serve as directors:

Gordon H. Link, Jr., 45, a certified public accountant and a certified management accountant, joined NaPro as Vice President, Finance and Chief Financial Officer in September 1993. Prior thereto, Mr. Link served concurrently as Corporate Controller of Synergen, Inc. and of the Syntex-Synergen Neuroscience Joint Venture. From February 1991 until April 1993, Mr. Link was Treasurer of Synergen Development Corporation. From October 1983 through May 1990, Mr. Link practiced as a certified public accountant, most recently in the position of Audit Manager with Deloitte & Touche. He received undergraduate degrees in chemistry from Rensselaer Polytechnic Institute in 1976 and in accounting from Metropolitan State College in 1983.

David L. Denny, 47, has served as Vice President, Operations of NaPro since September 1995, except for a nine month period during 1997 when he served as Vice President, Quality Assurance. From 1991 to 1993, Mr. Denny served as Vice-President of Operations for Somatogen, Inc. Prior thereto, Mr. Denny served in manufacturing and quality assurance capacities with Miles Pharmaceutical, Abbott Laboratories and Kabi- Pharmacia. He received a B.S. in Biological Sciences from Tennessee Technological University in 1972 and attended graduate school at the same institution from 1972 to 1974.

James D. McChesney, Ph.D., 59, joined NaPro as Vice-President of Natural Products Chemistry in January 1996. From 1987 until June 1995, he served as Director of the Research Institute of Pharmaceutical Sciences at the University of Mississippi, specializing in natural product pharmaceutical research and development. In July 1993, Dr. McChesney was named Frederick A.P. Barnard Distinguished Professor of Pharmacognosy at the University of Mississippi. Dr. McChesney joined the School of Pharmacy at the University of Mississippi in 1978 as Professor and Chair of the Department of Pharmacognosy. After graduating with honors from Iowa State University in 1961 with a B.S. in Chemical Technology, he earned degrees in Botany (M.A. 1964) and Natural Products Chemistry (Ph.D. 1965) at Indiana University. He has been a Fulbright Lecturer in Brazil and a Visiting Professor at several South American universities.

Board Meetings and Committees

The Board of Directors held 8 meetings during 1998, including both regularly scheduled and special meetings.

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Strategic Planning Committee. The Audit Committee, which currently consists of Mr. Knowlton (Chairman), Dr. Rudnick, and Dr. Hayes, meets periodically with representatives of NaPro's independent auditors and NaPro's management to obtain an assessment of NaPro's financial condition and results of operations, the results and scope of the annual audit and other services provided by NaPro's independent auditors, and reports to the full Board of Directors with respect thereto. The Audit Committee met two times during 1998. Mr. Hacken, who is not standing for reelection, was chairman of the Audit Committee from May 1998 to August 1999. The Compensation Committee, which currently consists of Dr. Hayes (Chairman), Dr. Rudnick, and Mr. Knowlton, meets periodically to review and to recommend to the full Board of Directors compensation arrangements for senior management and directors. In addition, the Compensation Committee is responsible for administering NaPro's stock option plans. The Compensation Committee met three times during 1998. Mr. Hacken, who is not standing for reelection, was a member of the Compensation Committee from May 1998 to August 1999. The Strategic Planning Committee is charged with reviewing NaPro's strategic plans in connection with product development and marketing, regulatory approvals, clinical testing and other matters. The Strategic Planning Committee was temporarily disbanded in 1997, and did not meet during 1998. In August 1999, the Strategic Planning Committee was reconstituted with Dr. Rudnick as Chairman and Mr. Shaykin and Dr. Ainsworth as members. Each director attended more than 75% of the aggregate number of board and/or applicable committee meetings in 1998.

Executive Compensation

The following table sets forth compensation paid to Sterling K. Ainsworth, Leonard P. Shaykin, Patricia A. Pilia, Gordon H. Link, Jr. and James D. McChesney (the "Named Executive Officers") during the years indicated. The table represents securities underlying options for the years 1996, 1997 and 1998.

                                            Summary Compensation Table

                                          Annual Compensation                                 Long-Term
                                  ---------------------------------------                     Compensation
                                                                            -------------------------------------------------------
                                                                                    Awards                 Payout
                                                                            --------------------------  ------------
                                                                                         Securities
                                                                Other                    Under-
                                                                Annual      Restricted   lying                        All Other
Name and Principal                                              Compen-        Stock     Options/       LTIP          Compensa-
Position                 Year       Salary ($)    Bonus($)      sation($)      Awards($) SARs(#)        Payout($)     tion (12)
                                                                                         (11)
------------------------ -------- ------------  ------------ ------------  ------------- -------------- ------------  -------------

Sterling K. Ainsworth    1998         $175,673       0            0              0           232,000(1)      0           $16,000
Vice Chairman of the     1997         $178,631       0            0              0           100,000(2)      0            $1,000
Board, President,        1996         $159,000    $20,000         0              0            50,000(2)      0            $1,000
Chief Scientific
Officer
Leonard P. Shaykin       1998         $159,611       0            0              0           280,000(3)      0           $20,000
Chairman of the          1997         $158,999       0            0              0           100,000(4)      0            $1,000
Board, Chief             1996         $159,000    $20,000         0              0            50,000(4)      0              0
Executive Officer
Patricia A. Pilia        1998         $135,519       0            0              0           136,000(5)      0           $20,000
Vice President,          1997         $137,972       0            0              0            50,000(6)      0            $1,000
Secretary and            1996         $121,900    $20,000         0              0            25,000(6)      0            $1,000
Treasurer
Gordon H. Link, Jr.      1998         $121,733    $25,433         0              0           110,000(7)      0           $19,460
Chief Financial          1997         $119,005       0            0              0            35,000(8)      0            $1,000
Officer                  1996         $109,156    $13,370         0              0            20,000(8)      0            $1,000

James D. McChesney       1998         $117,049       0            0              0            90,000(9)      0           $16,198
Vice-President,          1997         $118,098       0            0              0            15,000(10)     0            $1,000
Natural Product          1996         $101,538    $10,000         0              0            10,000(10)     0              0
Chemistry
                                                    -----------

(1) On March 27, 1998, Dr. Ainsworth held options to purchase, in aggregate, 190,000 shares of Common Stock having exercise prices over $3.00. As a result of Dr. Ainsworth's decision to participate in the Option Restructuring Plan (see Report on Repricing of Options as described more fully below), those options have been, in effect, canceled and replaced by options to purchase, in the aggregate, 152,000 shares of Common Stock from the options awarded in 1998.
(2) As a result of amendments made to these options pursuant to the Option Restructuring Plan (see Report on Repricing of Options as described more fully below), these options have been, in effect, canceled and replaced by options to purchase 80,000 and 40,000 shares of Common Stock from the options awarded in 1998 for 1997 and 1996 respectively. These are a portion of the option to purchase 152,000 shares of Common Stock mentioned in Note 1.

(3) On March 27, 1998, Mr. Shaykin held options to purchase, in aggregate, 250,000 shares of Common Stock having exercise prices over $3.00. As a result of Mr. Shaykin's decision to participate in the Option Restructuring Plan (see Report on Repricing of Options as described more fully below), those options have been, in effect, canceled and replaced by options to purchase, in the aggregate, 200,000 shares of Common Stock from the options to purchase Common Stock awarded in 1998.
(4) As a result of amendments made to these options pursuant to the Option Restructuring Plan (see Report on Repricing of Options as described more fully below), those options have been, in effect, canceled and replaced by options to purchase 80,000 and 40,000 shares of Common Stock from the options awarded in 1998 for 1997 and 1996 respectively. These are a portion of the options to purchase 200,000 shares of Common Stock mentioned in Note 3.
(5) On March 27, 1998, Dr. Pilia held options to purchase, in aggregate, 95,000 shares of Common Stock having exercise prices over $3.00. As a result of Dr. Pilia's decision to participate in the Option Restructuring Plan (see Report on Repricing of Options as described more fully below), those options have been, in effect, canceled and replaced by options to purchase, in the aggregate, 76,000 shares of Common Stock from the options to purchase Common Stock awarded in 1998
(6) As a result of amendments made to these options pursuant to the Option Restructuring Plan (see Report on Repricing of Options as described more fully below), those options have been, in effect, canceled and replaced by options to purchase 40,000 and 20,000 shares of Common Stock from the options awarded in 1998 for 1997 and 1996 respectively. These are a portion of the 76,000 shares of Common Stock mentioned in Note 5.
(7) On March 27, 1998, Mr. Link held options to purchase, in aggregate, 75,000 shares of Common Stock having exercise prices over $3.00. As a result of Mr. Link's decision to participate in the Option Restructuring Plan (see Report on Repricing of Options as described more fully below), those options have been, in effect, canceled and replaced by options to purchase, in the aggregate, 60,000 shares of Common Stock from the options to purchase Common Stock awarded in 1998.
(8) As a result of amendments made to these options pursuant to the Option Restructuring Plan (see Report on Repricing of Options as described more fully below), those options have been, in effect, canceled and replaced by options to purchase 28,000 and 16,000 shares of Common Stock from the options awarded in 1998 for 1997 and 1996 respectively. These are a portion of the options to purchase 60,000 shares of Common Stock mentioned in Note 7.
(9) On March 27, 1998, Dr. McChesney held options to purchase, in aggregate, 50,000 shares of Common Stock having exercise prices over $3.00. As a result of Dr. McChesney's decision to participate in the Option Restructuring Plan (see Report on Repricing of Options as described more fully below), those options have been, in effect, canceled and replaced by options to purchase, in the aggregate, 40,000 shares of Common Stock from the options to purchase Common Stock awarded in 1998.
(10) As a result of amendments made to these options pursuant to the Option Restructuring Plan (see Report on Repricing of Options as described more fully below), those options have been, in effect, canceled and replaced by options to purchase 12,000 and 8,000 shares of Common Stock from the options awarded in 1998 for 1997 and 1996 respectively. These are a portion of the options to purchase 40,000 shares of Common Stock mentioned in Note 9.
(11) Certain options shown below as being awarded in 1998 were authorized by the Compensation Committee but had not been formally granted because there were insufficient shares available for option grants under the 1994 Plan. Those options were repriced under the Option Restructuring Plan. See "Report on Repricing of Options."
(12) Represents NaPro's 401(k) plan contributions of the Company's Common Stock (valued at fair market value as of the date of contribution) for each of the Named Executive Officers.

The following table sets forth each grant of options to purchase Common Stock made during the year ended December 31, 1998 to the Named Executive Officers:

                        Option Grants in Last Fiscal Year
                           Includes Option Repricings


                                                                                                Potential Realizable
                             Number of       % of Total                                    Value at Assumed Annual Rates of
                            Securities        Options                                        Stock Price Appreciation for
                            underlying       Granted to   Exercise or Base                       Option Terms ($)(4)
                              Options       Employees in  Price Per Share   Expiration     ----------------------------------
          Name            Granted (#)(1)      Year(2)         ($/sh)          Date(3)
                                                                                                 5%              10%
                                                                                                ----            ----
------------------------- ---------------  -------------- ---------------  --------------

Sterling K. Ainsworth       152,000(5)          9.37%         $1.8125         3/27/08             $173,260         $439,076
                             80,000             4.93%         $1.00           10/5/08              $50,311         $127,499
Leonard P. Shaykin           200,000(6)        12.33%         $1.8125         3/27/08             $227,974         $577,731
                             80,000             4.93%         $1.00           10/5/08              $50,311         $127,499
Patricia A. Pilia            76,000(7)          4.69%         $1.8125         3/27/08              $86,630         $219,538
                             60,000             3.70%         $1.00           10/5/08              $37,773          $95,624
Gordon H. Link, Jr.          60,000(8)          3.70%         $1.8125         3/27/08              $68,392         $173,319
                             50,000             3.08%         $1.00           10/5/08              $31,444          $79,687
James D. McChesney           40,000(9)          2.47%         $1.8125         3/27/08              $45,594         $115,546
                             50,000             3.08%         $1.00           10/5/08              $31,444          $79,687

                                                    -----------

(1) Each of the options listed on this table were granted under the 1994 Plan and become exercisable at the rate of 25% of the shares subject to the option one year after the date of grant and 25% of the shares subject to the option each year thereafter. Certain options shown below as being awarded in 1998 were authorized by the Compensation Committee but had not been formally granted because there were insufficient shares available for option grants under the 1994 Plan. Those options were "repriced" and granted as part of the Option Restructuring Plan. See "Report on Repricing of Options."
(2) Based on the aggregate of 1,621,504 options granted to employees of NaPro, including the Named Executive Officers, in 1998, and consisting of options granted under the 1994 Plan, options granted under the 1993 Stock Option Plan, and options granted under the 1998 Stock Option Plan.
(3) Options granted under the 1994 Plan have a 10-year term and are subject to earlier termination upon death, disability or termination of employment.
(4) The potential realizable value is calculated based on the term of the option at its time of grant (10 years) assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.
(5) March 27, 1998, Dr. Ainsworth held options to purchase, in aggregate, 190,000 shares of Common Stock having exercise prices over $3.00. As a result of Dr. Ainsworth's decision to participate in the Option Restructuring Plan (see Report on Repricing of Options as described more fully below), those options have been, in effect, canceled and replaced by options to purchase, in the aggregate, 152,000 shares of Common Stock.
(6) On March 27, 1998, Mr. Shaykin held options to purchase 250,000 shares of Common Stock having exercise prices over $3.00. As a result of Mr. Shaykin's decision to participate in the Option Restructuring Plan (see Report on Repricing of Options as described more fully below), those options have been, in effect, canceled and replaced by options to purchase, in the aggregate, 200,000 shares of Common Stock.
(7) On March 27, 1998, Dr. Pilia held options to purchase 95,000 shares of Common Stock having exercise prices over $3.00. As a result of Dr. Pilia's decision to participate in the Option Restructuring Plan (see Report on Repricing of Options as described more fully below), those options have been, in effect, canceled and replaced by options to purchase, in the aggregate, 76,000 shares of Common Stock.
(8) On March 27, 1998, Mr. Link held options to purchase 75,000 shares of Common Stock having exercise prices over $3.00. As a result of Mr. Link's decision to participate in the Option Restructuring Plan ( see Report on Repricing of Options as described more fully below), those options have been, in effect, canceled and replaced by options to purchase, in the aggregate, 60,000 shares of Common Stock.
(9) On March 27, 1998, Dr. McChesney held options to purchase 50,000 shares of Common Stock having exercise prices over $3.00. As a result of Dr. McChesney's decision to participate in the Option Restructuring Plan (see Report on Repricing of Options as described more fully below), those options have been, in effect, canceled and replaced by options to purchase, in the aggregate, 40,000 shares of Common Stock.

The following table sets forth information concerning outstanding options held by the Named Executive Officers as of the year ended December 31, 1998.

             Aggregated Option/SAR Exercised in Last Fiscal Year and Fiscal Year-End Option SAR/Values


                                                               Number of Securities            Value of Unexercised
                               Shares                         Underlying Unexercised       in-the-Money Options at Year
                            Acquired on        Value                Options at                      End($)(2)
           Name             Exercise (#)    Realized ($)          Year End(#)(1)            Exercisable/Unexercisable
                                                             Exercisable/Unexercisable
-------------------------- --------------  --------------  -----------------------------  ------------------------------

Sterling K. Ainsworth         106,667         126,667            16,000 / 232,000               $ 19,500 / $32,500

Leonard P. Shaykin               0               0                    0 / 280,000                     $0 / $32,500

Patricia A. Pilia              36,800          43,700                 0 / 136,000                     $0 / $24,375

Gordon H. Link, Jr.            20,000           2,500            13,334 / 110,000                 $4,375 / $20,312

James D. McChesney               0               0                     0 / 90,000                     $0 / $20,312


(1) Represents the difference between the option exercise price and the closing price of the Common Stock as reported by the National Market on the date of exercise multiplied by the number of shares exercised.
(2) Represents the difference between the option exercise price and the closing price of the Common Stock as reported by the National Market on December 31, 1998 ($1.40625), multiplied by the corresponding number of underlying shares.

Compensation of Directors

Pursuant to the 1994 Plan, each year non-employee directors are automatically granted, on the date of NaPro's annual meeting of stockholders, non-qualified options to purchase 10,000 shares of Common Stock. In addition, any non-employee director who is first appointed or elected other than at an annual meeting of stockholders automatically receives non-qualified options to purchase 10,000 shares of Common Stock upon such appointment or election. The 1994 Plan also provides for automatic annual grants of non-qualified stock options to purchase 10,000 shares of Common Stock to directors who serve as chair of the Audit, Compensation and Strategic Planning Committees of the Board of Directors. In addition, the 1994 Plan permits the discretionary grant by the Board of Directors of non-qualified options to non-employee directors under certain circumstances. All such options are exercisable at an exercise price equal to the fair market value of the Common Stock on the date of grant and are subject to certain vesting schedules. Upon the election by Dr. Hayes and Mr. Hacken to participate in NaPro's Option Restructuring Plan, options to purchase 25,000 shares of Common Stock held by Dr. Hayes and options to purchase 45,000 shares of Common Stock held by Mr. Hacken were canceled and replacement options to purchase 20,000 and 36,000 shares were granted to Dr. Hayes and Mr. Hacken, respectively.

Directors are paid $2,000 for each meeting attended in person and $500 for each meeting attended by telephone. In addition, directors serving on committees of the Board of Directors are paid for attendance at each committee meeting as follows: $1,000 for the committee chairperson attending in person and $500 for non-chair committee members attendance in person or any committee members' attendance by telephone. Directors are reimbursed for their costs incurred in attending Board of Directors meetings.

Drs. Hayes and Rudnick provides certain consulting services to NaPro. See "Compensation Committee Interlocks and Insider Partnerships."

Employment Agreements with Named Executive Officers

NaPro entered into an Amended Employment Agreement with each of Mr. Shaykin and Drs. Ainsworth and Pilia (collectively, the "Senior Executives") on October 5, 1998 (collectively, the "Amended Employment Agreements"). In addition, on October 5, 1998, NaPro entered into Employment Agreements (the "Employment Agreements") with each of Gordon Link and Dr. James McChesney (collectively, the "Executive Officers"). The Amended Employment Agreements and the Employment Agreements are referred to collectively as the "Executive Agreements," and the Senior Executives and the Executive Officers are referred to collectively as the "Executives."

Each Amended Employment Agreement provides for an initial three-year employment term that expires October 5, 2001 (the "Initial Term"), and is automatically renewed on each anniversary of the date of the agreement for a new three-year term (each, a "Renewal Term") unless either party gives notice of termination to the other party at least 180 days prior to the commencement of any Renewal Term. No such notice of termination has been given by any of the Senior Executives. Each Employment Agreement provides for an initial three-year employment term that expires on October 5, 2001 (the "Initial Term") and is automatically renewed at the end of the Initial Term and on October 5th of each year thereafter for an additional one-year term (each a "Renewal Term") unless either party gives notice of termination to the other party at least 180 days prior to the commencement of any Renewal Term. No such notice of termination has been given by any of the Executive Officers.

The Amended Employment Agreements provide for initial annual base salaries for Mr. Shaykin and Drs. Ainsworth, and Pilia of $159,000, $175,000, and $135,000 respectively. Under the Amended Employment Agreements, in the event of a change of control of NaPro, the Senior Executives are to be granted annual bonuses in amounts determined by the Board's Compensation Committee, but not less than the greater of $20,000 or the amount of the highest annual bonus paid to the Senior Executive for the three prior years. Mr. Shaykin is a part-time employee of NaPro, and is not required under his Amended Employment Agreement to spend more than 20 hours in any week or 80 hours per month on NaPro's affairs.

The Employment Agreements provide for initial annual base salaries for Mr. Link and Dr. McChesney of $125,000 and $116,600. Under the Amended Employment Agreements, the Senior Executives are to be granted annual bonuses in amounts determined by the Board's Compensation Committee, but not less than the greater of $15,000 or the amount of the highest annual bonus paid to the Senior Executive for the three prior years.

Each Executive Agreement provides for certain benefits if, prior to the end of the Initial Term or any Renewal Term, an Executive's employment is terminated either by NaPro other than for Cause (as defined in the Executive Agreements) or by the Senior Executive for Good Reason (as defined in the Executive Agreements). In general, each Executive would be entitled to receive, subject to certain limitations, (i) a continuance of their respective salary and bonus, if any, through the end of the Initial Term or the then-current Renewal Term, if applicable (but in no event for longer than three years or less than two years, or less than one year in the case of Dr. McChesney), and (ii) health and welfare benefits as in effect immediately prior to termination for a maximum of 18 months following termination. The foregoing benefits would be limited by the amount deductible for income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code").

In addition, each Executive Agreement provides for payment of a "stay bonus" equal to one year's then current base salary in the event that a Change in Control (as defined in the Executive Agreements) occurs and the Executive remains employed by NaPro (or its successor) and either remains so employed on the first anniversary of the Change in Control or is terminated by NaPro without Cause or by the Executive for Good Reason during the first year following the Change in Control.

The Executive Agreements also contain provisions (i) prohibiting disclosure of confidential information, (ii) granting to NaPro rights to intellectual property developed by the Executives that relate to NaPro's business or developed in the course of employment with NaPro and (iii) prohibiting competition with NaPro under certain circumstances during and for five years after the Executive's employment.

Report on Repricing of Options

On March 25, 1998, the Compensation Committee reviewed the status of NaPro's outstanding options. The Compensation Committee determined that as a result of the drop in the value of the Common Stock at the end of 1997 and beginning of 1998, which was the result of regulatory issues not within the control of the grantees, the existing options did not effectively serve their purpose of helping to retain directors, officers, employees and consultants and to closely align the interests of these groups with those of NaPro. In order to renew these incentives, on March 25, 1998, the Compensation Committee approved and recommended to the Board of Directors a plan to restructure NaPro's outstanding options (the "Option Restructuring Plan"). The Option Restructuring Plan gave holders of NaPro's options the opportunity to have their existing options with exercise prices above $3.00 (the "Covered Options") amended such that the number of shares of Common Stock underlying such options was reduced by 20% or 50%, depending upon the option holder's relationship with NaPro. If the option holder was an employee, he or she was granted 80% of their original options, and if the option holder was an outsider he or she was granted 50% of their original options. In addition, the vesting period and expiration date were reset with the result that vested Covered Options became unvested and the time necessary for vesting reset as of that date. Finally, as to options held by former directors and former consultants, the period during which the options could be exercised was shortened. Messrs. Shaykin and Link and Drs. Ainsworth, Pilia and McChesney each elected to participate in the Option Restructuring Plan.

On March 27, 1998, Mr. Shaykin held Covered Options to purchase 250,000 shares of Common Stock (including options to purchase 100,000 shares that had been authorized by the Compensation Committee but had not been formally issued because the 1994 Plan had insufficient options remaining), of which options to purchase 62,500 shares were vested. Pursuant to the Option Restructuring Plan, the Covered Options were amended into options to purchase, in aggregate, 200,000 shares of Common Stock which will vest at a rate of 25% per year on each anniversary of the amendments.

On March 27, 1998, Dr. Ainsworth held Covered Options to purchase 190,000 shares of Common Stock (including options to purchase 100,000 shares that had been authorized by the Compensation Committee but had not been formally issued because the 1994 Plan had insufficient options remaining), of which options to purchase 32,500 shares were vested. Pursuant to the Option Restructuring Plan, the Covered Options were amended into options to purchase, in aggregate, 152,000 shares of Common Stock which will vest at a rate of 25% per year on each anniversary of the amendments.

On March 27, 1998, Dr. Pilia held Covered Options to purchase 95,000 shares of Common Stock (including options to purchase 50,000 shares that had been authorized by the Compensation Committee but had not been formally issued because the 1994 Plan had insufficient options remaining), of which options to purchase 16,250 shares were vested. Pursuant to the Option Restructuring Plan, the Covered Options were amended into options to purchase, in aggregate, 76,000 shares of Common Stock which will vest at a rate of 25% per year on each anniversary of the amendments.

On March 27, 1998, Mr. Link held Covered Options to purchase 75,000 shares of Common Stock (including options to purchase 25,000 shares that had been authorized by the Compensation Committee but had not been formally issued because the 1994 Plan had insufficient options remaining), of which options to purchase 17,500 shares were vested. Pursuant to the Option Restructuring Plan, the Covered Options were amended into options to purchase, in aggregate, 60,000 shares of Common Stock which will vest at a rate of 25% per year on each anniversary of the amendments.

On March 27, 1998, Dr. McChesney held Covered Options to purchase 50,000 shares of Common Stock (including options to purchase 15,000 shares that had been authorized by the Compensation Committee but had not been formally issued because the 1994 Plan had insufficient options remaining), of which options to purchase 15,000 shares were vested. Pursuant to the Option Restructuring Plan, the Covered Options were amended into options to purchase, in aggregate, 40,000 shares of Common Stock which will vest at a rate of 25% per year on each anniversary of the amendments.

The amounts indicated in the table below do not contain information concerning options to purchase an aggregate of 290,000 shares which were authorized by the Compensation Committee for the above named executives, but never issued. These options were granted on the condition that there be a sufficient number of shares in the 1994 Plan to cover the grants, which did not occur until the Option Restructuring Plan was implemented. For purposes of this table, these options are treated as having been repriced as part of the Option Restructuring Plan.


                                            Ten-Year Options Repricing


                                                                                                               Length of
                                           Number of                                                           Original
                                          Securities                                                          Option Term
                                          Underlying       Market Price     Exercise Price                   Remaining at
                                            Options         of Stock at       at Time of          New           Date of
                                          Repriced or         Time of        Repricing or       Exercise     Repricing or
          Name               Date         Amended (#)      Repricing or      Amendment ($)      Price ($)       Amendment
                                                            Amendment
                                       ($)
------------------------- -----------  -----------------  --------------- ------------------ -------------- ---------------

Sterling K. Ainsworth       3/27/98         40,000            $1.8125            $10.125        $1.8125                7.65
 Vice Chairman of the       3/27/98         50,000            $1.8125             $7.125        $1.8125                8.64
 Board, President and
 Chief Scientific Officer

Leonard P. Shaykin          3/27/98        100,000            $1.8125            $10.125        $1.8125                7.65
 Chairman of the Board      3/27/98         50,000            $1.8125             $7.125        $1.8125                8.65
 and Chief Executive
 Officer

Patricia A. Pilia           3/27/98         20,000            $1.8125            $10.125        $1.8125                7.65
 Executive Vice             3/27/98         15,000            $1.8125             $8.750        $1.8125                8.35
 President, Secretary       3/27/98         10,000            $1.8125             $7.125        $1.8125                7.81
 and Treasurer

Gordon H. Link, Jr.         3/27/98         10,000            $1.8125             $6.000        $1.8125                4.64
 Chief Financial Officer    3/27/98         10,000            $1.8125            $10.125        $1.8125                7.65
 Vice President,            3/27/98         15,000            $1.8125             $8.750        $1.8125                8.35
 Finance                    3/27/98          5,000            $1.8125             $7.125        $1.8125                7.81
                            3/27/98         10,000            $1.8125             $7.125        $1.8125                7.21

James D. McChesney          3/27/98         25,000            $1.8125            $10.125        $1.8125                7.65
 Vice President, Natural    3/27/98         10,000            $1.8125             $7.125        $1.8125                8.64
 Products Chemistry

David Denny                 3/27/98         24,000            $1.8125            $11.750        $1.8125                7.44
 Vice President,            3/27/98         10,000            $1.8125             $7.125        $1.8125                8.64
 Operations                 3/27/98         10,000            $1.8125             $7.125        $1.8125                9.21
                            3/27/98         30,000            $1.8125             $8.313        $1.8125                9.57
William Fairbairn           3/27/98          5,000 (1)        $1.8125            $10.875        $1.8125                7.44
 Vice President,            3/27/98         20,000 (1)        $1.8125             $8.750        $1.8125                8.35
 Regulatory Affairs         3/27/98          5,000 (1)        $1.8125             $7.125        $1.8125                8.64
                            3/27/98         25,000 (1)        $1.8125             $7.125        $1.8125                9.21
                            3/27/98         15,000 (1)        $1.8125             $8.313        $1.8125                9.57

(1) As a result of Mr. Fairbairn's departure from the Company on February 24, 1999, these repriced shares were returned to the 94 Plan as unvested shares.

                                                   COMPENSATION COMMITTEE


                                                   Dr. Arthur H. Hayes Jr.
                                                   Dr. Seth Rudnick
                                                   Mr. Stanley Knowlton
                                                   Mr. Mark Hacken

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, NaPro's directors and certain of its officers, and persons holding more than ten percent of NaPro's Common Stock are required to file forms reporting their beneficial ownership of NaPro's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission. Such persons are also required to furnish NaPro copies of forms so filed. Based solely upon a review of copies of such forms filed with NaPro, Mr. Shaykin was late in filing one Form 5 on which he reported one transaction, Mr. Denny and Mr. Fairbairn, a former Vice President of NaPro, were late in filing Form 5s on which they reported six and seven transactions, respectively. Stanley Knowlton and Seth Rudnick were each late in filing a Form 3. No other directors or officers were late in filing any reports on Forms 3, 4 and 5.

Compensation Committee Interlocks and Insider Participation

Currently, the Compensation Committee consists of Dr. Hayes, Dr. Rudnick and Mr. Knowlton.

Drs. Hayes and Rudnick provide certain consulting services to NaPro.

NaPro and MediScience Associates are parties to a consulting agreement (the "MediScience Agreement") whereby Dr. Hayes, who is President and Chief Operating Officer of MediScience, provides NaPro with consulting services in a variety of areas, including clinical research planning, strategic positioning and regulatory guidance. NaPro makes quarterly payments to MediScience under the MediScience Agreement in the amount of $12,500 for such services. Dr. Hayes is obligated to provide consulting services to NaPro under the MediScience Agreement indefinitely, but the MediScience Agreement is terminable by NaPro or MediScience at any time with 90 days prior notice.

Dr. Rudnick, who was appointed as a director of NaPro in October 1998, provides consulting services to NaPro pursuant to a consulting agreement dated June 1, 1998 (the "Rudnick Agreement") whereby Dr. Rudnick provides NaPro with consulting services in the areas of clinical trial strategies and corporate partnering activities. Dr. Rudnick is paid $1,750 per day spent providing consulting services and $700 per day spent traveling on NaPro's behalf. As additional compensation for such services Dr. Rudnick has been granted options to purchase 15,000 shares of Common Stock at an exercise price of $2.00 which vest as services are performed. As compensation for providing consulting services under the Rudnick Agreement during 1998, Dr. Rudnick was paid $34,825 and options to purchase 6,265 shares of Common Stock vested.

Compensation Committee Report on Executive Compensation.

The report of the Compensation Committee of the Board of Directors (the "Committee") shall not be deemed incorporated by reference by any general statement incorporating by reference this report into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that NaPro specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Goals. The Committee implements NaPro's executive compensation policies. NaPro is committed to executive compensation policies that promote and support NaPro's goals and that inspire executives to make a significant contribution to the financial success of NaPro. The Company's overall compensation philosophy for executive officers has the following objectives: (1) the attraction and retention of qualified personnel whose participation is important to the short-term and long-term success of NaPro; and (2) the creation of a mutual interest between executive officers and stockholders that permits executive officers to share in the risks and rewards of strategic decision-making.

NaPro has established its executive compensation policies using the above objectives as its foundation. The Committee's current practice is to review the compensation of each of the corporate officers. The Committee also administers all annual bonuses and equity based incentive compensation including grants of stock options and restricted stock. The following describes the three primary components of NaPro's current executive compensation program.

Base Salary. For 1998, the base salary compensation of NaPro's Chief Executive Officer, Dr. Ainsworth, and certain other senior executives, was primarily determined by such officers' employment agreements with NaPro. The Compensation Committee believes that the current base salaries of NaPro's executive officers are justified due to NaPro's financial condition.

Annual Bonus. Due to NaPro's financial position, the only bonus granted to NaPro's executive officers during 1998 was a bonus in the amount of $25,433 paid to its Chief Financial Officer, Mr. Link.

Equity-based Incentives. NaPro considers equity-based incentives to be an integral part of executive compensation. The Committee believes that the grant of restricted stock awards, stock options and other awards pursuant to the 1993 Stock Option Plan, 1994 Long-Term Performance Incentive Plan, and 1998 Stock Option Plan has been, and will continue to be, an effective method for the creation of a mutual interest between NaPro's employees and NaPro's stockholders. During 1998, stock options were granted to seven executive officers. These grants were recommended to the Committee by the Chairman of the Board and the President. Factors considered in the grant of restricted stock awards and stock options include recommendations made to the Committee by the Chairman of the Board and the president of NaPro and the Committee's own subjective evaluation of the individual executive's performance and the performance of NaPro, taking into account the goal and overall compensation philosophy stated above. The recommendations of such grants to the Committee and the Committee's approval of such recommendations were not based on any specific formulas.

For 1998 the total compensation (including bonuses and equity-based incentives) of NaPro's Chief Executive Officer, Dr. Ainsworth, and other senior executives, was assessed in light of such executives' performance and the progress of NaPro. Factors taken into account included the achievements by NaPro in initiating clinical studies, steps taken toward securing a marketing partner for the United States and other steps taken by NaPro to support the manufacture, registration, and marketing of NaPro's primary product, paclitaxel.

                            COMPENSATION COMMITTEE

                            Dr. Arthur H. Hayes, Jr.
                            Dr. Seth Rudnick
                            Mr. Stanley Knowlton
                            Mr. Mark Hacken

Stock Price Performance Graph

The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this report into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that NaPro specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The graph below compares the cumulative return of NaPro's Common Stock against the Total Return Index for the NASDAQ Market (U.S.) and a peer group which is comprised of the companies listed on the NASDAQ Pharmaceutical Stock Index. The cumulative return presented is based upon an initial investment of $100 over the period August 1, 1994 (the date of NaPro's initial public offering) through December 31, 1998. The stock price performance on the graph is not necessarily an indicator of future price performance. The cumulative return of NaPro's Common Stock is based upon its initial public offering price of $5.00 and the last reported sale price of the Common Stock as reported on the NASDAQ National Market System on December 31, 1998, the last trading day of 1998 ($1.40625). The indices assume the reinvestment of all dividends.

[GRAPHIC OMITTED]



                             August         December         December        December       December        December
                             1, 1994        30, 1994         29, 1995        31, 1996       31, 1997        31, 1998

NaPro (NPRO)                   $100          $120.00         $187.50         $212.50         $50.00          $28.13
NASDAQ Market                  $100          $106.95         $151.27         $186.02        $228.22         $320.81
(U.S.)
Peer Group
(NASDAQ                        $100          $102.46         $187.92         $188.50        $194.64         $249.15
Pharmaceutical Index)


Certain Relationships and Related Transactions

In June 1993, NaPro entered into a 20-year strategic alliance (the "IVAX Agreement") with Baker Norton Pharmaceuticals, a subsidiary of IVAX, one of the largest generic pharmaceutical companies in the United States, which provides for certain exclusive and non-exclusive rights for IVAX to develop and market NaPro's paclitaxel. NaPro supplied IVAX with paclitaxel pursuant to the terms of the IVAX Agreement until March 1997 when NaPro and IVAX terminated the IVAX Agreement. During 1998, NaPro's sales of paclitaxel to IVAX were $2,722,000, or 55% of NaPro's revenues during such period. Until April 1998, IVAX, through D&N, beneficially owned 1,126,398 shares of the Common Stock.

On March 20, 1998, NaPro and IVAX entered into an agreement (the "Termination Agreement") terminating the IVAX Agreement. Under the Termination Agreement, NaPro is obligated to sell a fixed quantity of paclitaxel to IVAX, at a fixed price, in installments with the final installment due in the first quarter of 1999. In addition, the Termination Agreement grants IVAX a royalty-free, limited, non-exclusive license for NaPro's patent application entitled "Injectable Composition" (the "NaPro Patent"), in the United States, Europe, and certain other world markets. As consideration for this licence, NaPro has received $6,070,000, $2,000,000 of which was placed in escrow to be released in installments corresponding to delivery of paclitaxel to IVAX, and has received 1,126,398 shares of Common Stock owned by D&N Holding Company, a wholly-owned subsidiary of IVAX. In addition, upon issuance of the NaPro Patent in the United States and various countries, IVAX made the following additional payments to
NaPro: $3,750,000 upon issuance of the NaPro Patent in the United States, and $2,610,000 upon issuance of the NaPro Patent in the European Patent Office.

On the same day the Termination Agreement was executed, NaPro, IVAX, and Mr. Shaykin entered into an agreement relating to a warrant (the "Warrant") to purchase 111,111 shares of Common Stock at an exercise price of $0.075 per share. Mr. Shaykin acquired the Warrant from IVAX in 1996. Pursuant to the agreement, Mr. Shaykin paid $100,000 to IVAX and IVAX forgave the indebtedness represented by a promissory note in the principal amount of $944,443 that had represented the original purchase price of the Warrant by Mr. Shaykin. In exchange for remission of the warrant to NaPro by Mr. Shaykin, NaPro agreed to indemnify IVAX from any loss associated with such transaction.

     Proposal 2: Amendments to the 1994 Long-Term Performance Incentive Plan

Description of Proposed Amendments

Contingent upon approval by the stockholders, the Board of Directors has adopted an amendment to the 1994 Plan to increase the maximum number of shares of Common Stock issuable as awards under the 1994 Plan from 1,575,000 to 2,675,000.

Reasons for Proposed Amendments

As of August 15, 1999, stock options have been granted under the 1994 Plan to purchase a total of 1,570,715 shares. With grants made during 1999 (some of which are subject to shareholder approval), the shares in the 1994 Plan have been exhausted. The Board believes that it is in the best interest of NaPro to increase the number of shares available for awards under the 1994 Plan, in order to allow NaPro to grant awards to attract and retain new employees and to further compensate, where appropriate, existing employees whether or not they have previously been granted options under the 1994 Plan.

1994 Long-Term Performance Incentive Plan

In May 1994, NaPro's Board of Directors adopted the 1994 Plan which was subsequently approved by the stockholders of NaPro prior to NaPro's initial public offering in August 1994 and amended with the approval of stockholders in 1996. The 1994 Plan, as amended, provides for granting to employees and other key individuals who perform services for NaPro ("Participants") the following types of incentive awards: stock options, stock appreciation rights ("SARs"), restricted stock, performance units, performance grants and other types of awards that the Compensation Committee deems to be consistent with the purposes of the 1994 Plan. The 1994 Plan also provides non-employee directors with stock option grants according to an established formula and permits the discretionary grant of non-qualified options by the Board of Directors to non-employee directors under certain circumstances.

The 1994 Plan affords NaPro latitude in tailoring incentive compensation to support corporate and business objectives, to anticipate and respond to a changing business environment and competitive compensation practices and, in the case of options granted to non-employee directors, to strengthen further the non-employee directors' linkage with stockholder interests.

A description of the principal features of the 1994 Plan follows.

Shares Subject to Plan. The 1994 Plan currently allows for issuance of 1,575,000 shares of Common Stock as awards. Stockholder approval of Proposal 2 would increase the number of shares of Common Stock issuable as awards under the 1994 Plan to 2,675,000.

Administration. The Compensation Committee has exclusive discretion to select the Participants and to determine the type, size and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the 1994 Plan. The 1994 Plan terminates ten years from the date that it was initially approved and adopted by the stockholders of NaPro, unless extended for up to an additional five years by action of the Board of Directors. With limited exceptions, including termination of employment as a result of death, disability or retirement, or except as otherwise determined by the Compensation Committee, rights to these forms of contingent compensation will be forfeited if a Participant's employment or performance of services terminates within a specified period following the award. Generally, a Participant's rights and interest under the 1994 Plan will not be transferable except by will or by laws of descent and distribution.

Awards. Under the 1994 Plan, Participants are granted incentive awards consisting of stock options, SARs, restricted stock, performance units, performance grants and other types of awards.

Stock Options. Participants are granted stock options which include non-qualified stock options and incentive stock options. Stock options are rights to purchase a specified number of shares of Common Stock at a price fixed by the Compensation Committee. The option price may not be less than the fair market value of the underlying shares of Common Stock on the date of grant. In the case of purchased stock options, a specified number of non-qualified stock options (with an option price as described above) will be offered for grant to selected Participants in exchange for a purchase price, specified by the Compensation Committee, which is payable at the time of grant. Options generally will expire not later than ten years after the date on which they are granted. Options will become exercisable at such times and in such installments as the Compensation Committee shall determine. Payment of the option price must be made in full at the time of exercise in such form (including, but not limited to, cash, Common Stock or the surrender of another outstanding award or any combination thereof) as the Compensation Committee may determine. Federal income tax payable as a consequence of the exercise of such options is borne by the grantee.

SARs. SARs may be granted alone, or a holder of an option or other award may be granted a related SAR, either at the time of grant or by amendment thereafter. Upon exercise of an SAR, the holder must surrender the SAR and surrender, unexercised, any related option or other award, and the holder will receive in exchange, at the election of the Compensation Committee, cash or Common Stock or other consideration, or any combination thereof, equal in value to (or, in the discretion of the Compensation Committee, less than) the difference between the exercise price or option price per share and the fair market value per share of Common Stock on the last business day preceding the date of exercise, times the number of shares subject to the SAR or option or other award, or portion thereof, which is exercised.

Restricted Stock Awards. A restricted stock award is an award of a specified number of shares of Common Stock which are subject to a restriction against transfer and to a risk of forfeiture during a period set by the Compensation Committee. During the restriction period, the Participant generally has the right to vote and receive dividends on the shares.

Performance Grants and Other Awards. Performance grants are awards with a final value, if any, that is determined by the degree to which specified performance objectives have been achieved during an award period set by the Compensation Committee, subject to such adjustments as the Compensation Committee may approve based on relevant factors. Performance objectives are based on various measures of performance, including, without limitation, measures of industry, Company, unit or Participant performance, or any combination of the foregoing, as the Compensation Committee may determine. The Compensation Committee may make such adjustments in the computation of any performance measure as it may deem appropriate. A target value of an award will be established (and may be amended thereafter) by the Compensation Committee and may be a fixed dollar amount, an amount that varies from time to time based on the value of a share of Common Stock, or an amount that is determinable from other criteria specified by the Compensation Committee. Payment of the final value of an award will be made as promptly as practicable after the end of the award period or at such other time or times as the Compensation Committee may determine. The 1994 Plan permits the grant of any other type of incentive compensation award determined by the Compensation Committee to be consistent with the purposes of the 1994 Plan.

Awards to Non-Employee Directors. The 1994 Plan provides that each person who is not an employee of NaPro or any of its subsidiaries and who (i) is elected or re-elected as a director of NaPro at an annual meeting of NaPro's stockholders,
(ii) continues service as a director of NaPro after an annual meeting of NaPro's stockholders at which the director is not subject to re-election, or (iii) is appointed as a director of NaPro in accordance with its Bylaws following an annual meeting of NaPro's stockholders (each, an "Eligible Director"), will receive, on the next business day following each such election or appointment, a non-qualified option to purchase a specified number of shares of NaPro's Common Stock. Currently, non-employee directors are entitled to receive an option for 10,000 shares of Common Stock under such automatic provisions. The 1994 Plan also provides for automatic annual grants of options to purchase 10,000 shares of Common Stock to the chair of the Audit, Compensation and Strategic Planning Committees of the Board of Directors. Each option granted to non-employee directors will have an option price equal to the fair market value of NaPro's Common Stock on the date of grant, will generally become exercisable in full on the first anniversary following the date of grant and will have a term of 10 years from the date of grant. The 1994 Plan also provides for the discretionary grant of non-qualified options by the Board of Directors to non-employee directors under certain circumstances.

Liquidation; Changes in Control; Mergers. Upon the liquidation or dissolution of NaPro, all outstanding awards under the 1994 Plan will terminate immediately prior to the consummation of such liquidation or dissolution, unless otherwise provided by the Compensation Committee. Upon certain events, including (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including a "group" as defined in Section 13(d) of the Exchange Act but excluding NaPro and any subsidiary and any employee benefit plan sponsored or maintained by NaPro or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of NaPro representing 25% or more of the combined voting power of NaPro's then outstanding securities; (ii) individuals who at the beginning of any 12-month period constituted the Board ceasing for any reason other than death to constitute a majority of such Board; or (iii) approval by NaPro's stockholders of a transaction involving the acquisition of NaPro by an entity other than NaPro or any subsidiary through purchase of assets, by merger, or otherwise, (A) any SARs and any options will become immediately exercisable in full; (B) restrictions and deferral limitations applicable to any restricted stock and other awards payable in shares of Common Stock will lapse and become immediately exercisable in full; (C) generally, outstanding performance grants will become vested and will be paid out based on the prorated target results for the awards period in question; and (D) generally, the value of all outstanding options, SARs, restricted stock, performance grants and any other type of award payable in shares of Common Stock will be cashed out.

Amendment and Termination. The Board may amend or suspend the 1994 Plan in whole or in part at any time provided that stockholder approval is obtained where failure to obtain such approval would adversely affect the compliance of the 1994 Plan with Rule 16b-3 under the Exchange Act and with other applicable law. The 1994 Plan will terminate on June 16, 2004 unless sooner terminated by the Board. No amendment or termination of the Plan may materially affect any rights of a Participant with respect to any award without the written consent of the Participant except where, in the Compensation Committee's discretion, it determines that significant changes in the Participant's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, account or cost/benefit conditions have had or will have a substantial effect on the performance of NaPro or any of its subsidiaries or affiliates.

Federal Income Tax Consequences of the Grant and Exercise of Options Under the 1994 Plan. The tax consequences applicable to NaPro and to a Participant in the 1994 Plan in connection with options granted to a participant are complex and depend, in large part, on the surrounding facts and circumstances. The following brief summary of certain significant United States federal income tax consequences under existing law of the 1994 Plan is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Under the Code, the grant of a stock option does not result in taxable income to the optionee or any tax deduction to NaPro. However, the transfer of common stock of NaPro to an optionee upon exercise of an option may or may not give rise to taxable income to the optionee and tax deductions to NaPro, depending upon whether or not the option is an incentive stock option or non-qualified option.

In general, a Participant will not recognize any income upon the exercise of an incentive stock option, and NaPro will not be entitled to a tax deduction on account of such exercise. However, a Participant could be subject to the alternative minimum tax upon exercise. If the Code requirements relating to the holding periods for stock acquired on exercise of an incentive stock option have been satisfied, a Participant who acquires Company Common Stock upon the exercise of his or her incentive stock option will recognize any gain or loss realized upon the sale of such stock as capital gain or loss, but NaPro will not be entitled to any tax deduction on account of such sale. If such holding period requirements are not satisfied with respect to such stock acquired on exercise of an incentive stock option, the sale of the stock or acquired will result in ordinary income being recognized by the Participant in an amount equal to the excess, with certain adjustments, of the fair market value of the underlying stock on the date of exercise over the option price and NaPro will be entitled to a tax deduction in the same amount, assuming that the Compensation amounts satisfy the ordinary and reasonable compensation requirements for deductibility and that the deduction is not limited by Section 162(m) of the Code. Any additional gain realized by such Participant on such a sale of his or her stock will be a capital gain. If the total amount realized upon such a sale is less than the exercise price of the incentive stock option, the difference will be a capital loss to such Participant.

In the case of a non-qualified option, a Participant generally will recognize ordinary income upon the exercise of such option in the amount equal to the excess of the fair market value of the underlying stock on the date of exercise over the option price, and NaPro will be entitled to a tax deduction in the same amount, assuming that the compensation amounts satisfy the ordinary and reasonable compensation requirements for deductibility and that the deduction is not limited to Section 162(m) of the Code. If, however, the sale of Common Stock of NaPro at a profit would subject the Participant to liability under Section 16(b) of the Exchange Act, the Participant will recognize compensation income equal to the excess of (i) the fair market value of such Common Stock on the earlier of the date that is six months after the date of exercise or the date the Participant can sell the Common Stock without liability under Section 16(b) over (ii) the exercise price. The Participant can make an election under Section 83(b) of the Code to measure the compensation as of the date the non-qualified option is exercised. A Participant will recognize as capital gain or loss any profit or loss realized on the sale or exchange of any such shares disposed of or sold.

Under Section 162(m) of the Code, NaPro may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to the chief executive officer of NaPro or any one of the other four highest paid executive officers employed by NaPro on the last day of the taxable year. However, certain "performance-based compensation," the material terms of which are disclosed to and approved by NaPro's stockholders, is not subject to this limitation on deductibility. The Corporation has structured the stock option and SAR portions of the 1994 Plan with the intention that compensation resulting therefrom would be qualified performance-based compensation and would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code. The 1994 Plan allows the Committee discretion to award restricted stock and other stock-based awards that are intended to be qualified performance-based compensation. Bonuses and other compensation payable in stock under the 1994 Plan are not intended to qualify as performance-based compensation.


New Plan Benefits

The future benefits or amount that will be received by executive officers and other employees of NaPro under the 1994 Plan are not determinable, as grants to such persons are determined in the discretion of the Compensation Committee and the Board of Directors. However, the Compensation Committee has authorized the following option grants to be effective upon approval of Proposal 2.



                                New Plan Benefits

                  Options to purchase 787,500 shares of Common
                       Stock to be granted effective upon
                             approval of Proposal 2


Name / Title                           Shares        Date         Price       Vesting                         Expire
                                       granted
-------------------------------------- ------------  ------------ ----------  ------------------------------  ------------

Leonard Shaykin:                        200,000      08/17/99     $2.50       1/4 each when price is          08/17/09
      Chairman of the Board                                                   $5.00, $7.50, $10.00,
      Chief Executive Officer                                                 $12.50, but no later than
      Director                                                                8/15/04
Sterling K. Ainsworth                   200,000      08/17/99     $2.50       1/4 each when price is          08/17/09
      President                                                               $5.00, $7.50, $10.00, $12.50 ,
      Vice Chairman of the Board                                              but no later than 8/15/04
      Director
Patricia Pilia                          125,000      08/17/99     $2.50       1/4 each when price is $5.00,   08/17/09
      Executive Vice President                                                $7.50, $10.00, $12.50, but no
      Director                                                                later than 8/15/04
Gordon Link                             100,000      07/23/99     $2.50       4 years                         07/23/09
      Chief Financial Officer
      Vice President
James McChesney                          50,000      07/23/99     $2.13       4 years                         07/23/09
      Vice President
Other Executive Officers                 62,500      07/23/99     $2.13       4 years                         07/23/09
Non-Executive Officer Employees          50,000      07/23/99     $2.13       4 years                         07/23/09

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the Shares entitled to vote at the meeting is required to approve the proposed amendment. If the amendment is not approved by the shareholders, NaPro's 1994 Plan will continue in effect without the proposed amendments.


                The Board of Directors recommends a vote FOR this
             Proposal to approve an amendment to the 1994 Long-Term
                           Performance Incentive Plan.

          Proposal 3: Ratification of Selection of Independent Auditors

The Board of Directors has selected Ernst & Young LLP as NaPro's independent auditors for the year ending December 31, 1999, and has further directed that management submit this selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP have audited NaPro's financial statements for 1998. Representatives of Ernst & Young LLP who are expected to be present at the Annual Meeting will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of Ernst & Young LLP, the Board of Directors will reconsider such selection.

           Management and the Board of Directors recommend a vote FOR this Proposal to ratify selection of Ernst & Young LLP as
                          NaPro's independent auditors.


                                  Other Matters

The Board of Directors knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote in respect thereof in accordance with their best judgment.

The Board of Directors encourages you to have your shares voted by signing and returning the enclosed proxy. The fact that you will have returned your proxy in advance will not affect your right to vote in person should you find it possible to attend. However, by signing and returning the proxy, you have assured your representation at the Annual Meeting. Thank you for your cooperation.

                                By Order of the Board of Directors,

                                Patricia A. Pilia
                                Secretary

Boulder, Colorado
September 20, 1999

                                  Common Stock
                           NaPro BioTherapeutics, Inc.

                    Proxy Solicited by the Board of Directors
      For the Annual Meeting of Stockholders to Be Held on October 28, 1999

      The undersigned hereby appoints Leonard P. Shaykin, Sterling K. Ainsworth and Patricia A. Pilia, or any of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Annual Meeting (the "Annual Meeting") of Stockholders of NaPro BioTherapeutics, Inc. (the "Company") to be held on October 28, 1999, at 9:00 a.m. at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado, and at any adjournments or postponements thereof, and to vote thereat all the shares of Common Stock, $.0075 par value per share, held of record by the undersigned at the close of business on September 7, 1999, with all the power that the undersigned would possess if personally present, as designated on the reverse side.

      Shares will be voted as specified. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AND APPROVAL OF THE PROPOSALS. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. The proxies or substitutes may vote accordingly in their discretion upon any other business that may properly come before the Annual Meeting or any adjournments thereof.

   X              Please mark your votes as in this example

1.  ELECTION OF DIRECTOR:
      Class III Nominee:                                  Dr. Sterling Ainsworth
           (to serve until 2002 Annual Meeting)

        FOR   o             WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE  o


2. AMENDMENTS TO NaPro'S 1994 LONG-TERM PERFORMANCE INCENTIVE PLAN (THE "1994 PLAN") to increase the maximum number of shares of Common Stock issuable as awards under the Plan from 1,575,000 to 2,675,000.

        FOR   o             AGAINST           o        ABSTAIN          o


3. To ratify the selection by the Board of Directors of Ernst & Young LLP as NaPro's independent auditors for the year ending December 31, 1999.

        FOR   o             AGAINST           o        ABSTAIN          o


PLEASE DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Signature(s)______________________________________            Date______________

------------
NOTE: Please sign this proxy as your name appears hereon, including the title "Executor," "Trustee," etc. if such is indicated. If joint account, each joint owner should each sign. If stock is held by a corporation, this proxy should be executed by a proper officer thereof.